EXHIBIT 10.02 - Employment Agreement dated December 1, 1997 by and between the Company and Greg J. Micek.

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of the _____ day of _________________________, 1997 by and between
Greg J. Micek (referred to hereinafter as "Employee"), and JVWeb, Inc., a Delaware corporation (referred to hereinafter as "Employer").

                                                      RECITALS:

WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer; and

WHEREAS, Employer and Employee desire to set forth the terms and conditions of Employee's employment with Employer;

                                                     AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each of Employer and Employee, each of Employer and Employee hereby agrees as follows:

         l. Employment. Employer hereby employs Employee, and Employee hereby accepts such employment, subject in both cases to the terms, provisions and conditions hereinafter stated.
         2. Title of Employee. Employee shall have the title of President of the Company.
         3. Duties of Employee. Employee shall have the customary responsibilities of a President of a company. In addition to the preceding, Employee shall perform all duties as from time to time may be assigned to Employee by the Board of Directors of Employer.

         4. Time Devoted and Exclusivity. Employee shall devote a sufficient amount of Employee's business time and attention to performing Employee's duties hereunder. Employee shall be permitted to engage in other business activities but only to the extent that the activity does not compete with the business of Employer and does not interfere with Employee's duties hereunder.

         5. Standard of Performance. In providing Employee's duties hereunder, Employee shall use reasonable, and Employee's best, efforts, and shall perform such duties in a competent, professional and good workman-like manner of the highest caliber.

         6. Place of Performance. Employee shall be based in Houston, Texas or surrounding area, but shall undertake such travel at the direction of the Board of Directors of Employer as he believes necessary or advisable for Employee to perform Employee's duties hereunder.

         7.   Compensation and Benefits.

         (a) Base Salary. As compensation for services rendered hereunder, Employee shall be paid an annual salary of $60,000. Such salary shall be paid in accordance with Employer's payroll policies in effect from time to time.

         (b) Employee shall be entitled to participate in all plans that Employer establishes for the benefit of its employees; provided, however, Employee shall be entitled to participate in such plans only at the time
Employee meets the eligibility criteria established for the plan and shall receive benefits thereunder based on the terms of the plan. Employee's eligibility and benefit level shall be determined separately for each plan and all determinations shall be made by the parties charged with responsibility for such determinations in the plan. Employer is under no obligation to establish any plan or plans to provide benefits for its employees, and this Section 7(b) shall not be interpreted to require the establishment of any benefit plan. The terms of any benefit plans existing, established, or provided hereafter do not constitute a part of this Agreement and are not incorporated herein for any purpose.

         8. Expense Reimbursement. Employer shall reimburse Employee, from time to time, for all business expenses with respect to which Employer has given prior written authorization for Employee to incur. To the extent that Employer has given general prior written authorization for Employee to incur expenses but has not given the specifics pertaining thereto, then in order for Employee to be reimbursed for such expenses, such expenses shall be actual, reasonable and necessary business expenses incurred by Employee on behalf of Employer, and Employee must present to Employer documentary evidence, such as a receipt or a paid bill, that states sufficient information to establish the amount, date, place, and the essential character of the expenditure for each such expenditure. No expenditure will be reimbursed pursuant hereto unless the expense is verified as provided above and approved by the Board of Directors of Employer or such person designated by the Board of Directors of Employer.

         9. Term. Subject to Section 10 below, the term of this Agreement shall begin on the date hereof and shall continue for three years thereafter.

         10.  Termination.

                  (a) For Cause. Employer may, at its election, terminate Employee's employment at any time for just cause, which shall include, without any limitations thereon, the following: (i) Employee shall have failed or refused to faithfully, diligently and competently perform the duties assigned to Employee under this Agreement or otherwise to have breached any term or provision contained herein; (ii) Employee shall be disabled or otherwise unable for whatever reason to fully perform Employee's duties hereunder for 60 consecutive days or for more than 120 days in any twelve-month period; (iii) Employee shall be guilty of fraud, dishonesty, or similar acts of misconduct; or
(iv) Employee shall be finally convicted of a felony or a misdemeanor involving moral turpitude. At any time after the occurrence of an event permitting Employer to terminate Employee's employment pursuant to this Section 10(a), Employer may elect for termination of Employee's employment by notifying Employee as to Employer's election to terminate, and thereupon Employee's employment with Employer will terminate on the date specified in the notice or (if no date is specified) upon the delivery of the notice. Notwithstanding the preceding, upon any an event permitting Employer to terminate Employee's employment pursuant to this Section 10(a) and in lieu of terminating Employee's employment, Employer may, with or without notice to Employee, suspend the performance of Employer's obligations under this Agreement (including, without limitation, Employer's obligations under Section 7), and while such an event has occurred and has not been cured, (x) Employer shall not be obligated to fulfill, but shall be relieved of, Employer's obligations under this Agreement (including, without limitation, Employer's obligations under Section 7), (y) such obligations shall not accrue, and (z) Employee shall forfeit all rights and remedies with respect thereto. Notwithstanding anything else contained herein, if Employer suspends any of its obligations to Employee pursuant to the preceding sentence, Employer may thereafter elect to terminate Employee's employment in accordance with the other provisions of this Section 10(a).

                  (b) Automatic. The term of this Agreement shall automatically terminate upon Employee's death.

                  (c) Effect. Upon termination of this Agreement, all rights and obligations under this Agreement shall cease except for the rights and obligations under Section 10, 11, 12 and 13 of this Agreement and the rights and obligations under Section 7 of this Agreement to the extent Employee had not been compensated for services performed prior to termination (Employee's salary to be pro rated for the portion of the pay period prior to termination).

         11. Noncompetition Agreement. For a period of one year after the termination of this Agreement by Employer with cause or Employee without cause, Employee shall not, directly or indirectly, acting alone or as a member of a partnership, or as an officer, director, shareholder, employee, consultant, or representative of any corporation or in any other capacity with any other business entity, engage in the electronic commerce business anywhere in the world. Employee hereby specifically acknowledges and agrees that the temporal and other restrictions contained in this Section 11 are reasonable and necessary to protect Employer, and that the enforcement of the provisions of this Section 11 will not work an undue hardship on him. Employee further agrees that in the event either the length of time or any other restriction or portion thereof set forth in this Section 11 is held to be overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and the parties agree that the restrictions of this Section 11 will remain in full force and effect as reduced or modified. Employee further agrees and acknowledges that Employer does not have an adequate remedy at law for the breach or threatened breach by him of the covenants contained in this Section 11, and Employee therefore specifically agrees that Employer, in addition to other remedies which may be available to it hereunder, may file a suit in equity to enjoin Employee from such breach or threatened breach. Employee further agrees, in the event that any provision of this Section 11 is held to be invalid or against public policy, the remaining provisions of this Section 11 and the remainder of this Agreement shall not be affected thereby. Notwithstanding anything else contained herein, Employee shall be permitted to own any amount of stock in Employer and up to five percent of the publicly-traded securities, registered under Section 12 or 15(d) of the Securities Exchange Act of 1934, of any other company engaged in electronic commerce.

         12. Confidentiality. Employee hereby recognizes and acknowledges that Employee may receive information from, or may develop information on the behalf of, Employer pertaining to Employer and its business that is confidential and proprietary. All such information is referred to hereinafter as the "Information". Employee hereby agrees to maintain on a confidential basis all Information, and Employee agrees that Employee shall not, without the prior express written consent of Employer, use for Employee's or anyone else's benefit or disclose to any other person any Information, except in connection with Employee's work on behalf of Employer. Employee hereby acknowledges that, as between Employer and Employee, Employer has the complete, sole and full right, title and interest in and to the Information, and that Employee has no rights, expressed or implied, with respect to the foregoing other than those expressly provided for to the contrary in a writing signed by both Employer and Employee. Employee further agrees that Employee shall, immediately upon Employer's request, return to Employer all written Information and all writings regarding oral Information whether such writings were authorized or not. Employee hereby agrees that the confidentiality agreement provided for hereby shall last with respect to any Information for five years after such Information is disclosed by Employer to Employee or developed by Employee on behalf of Employer, as the case may be.

         13. Property of Employer. Employee agrees that, upon the expiration or termination of Employee's employment with Employer, Employee will immediately surrender to Employer all property, equipment, funds, lists, books, records, and other materials of Employer or any affiliate thereof in the possession of or provided to Employee.

         14. Law Governing. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         15. Notices. Any notice or request herein required or permitted to be given to any party hereunder shall be given in writing and shall be personally delivered or sent to such party by prepaid mail at the address set forth below the signature of such party hereto or at such other address as such party may designate by written communication to the other party to this Agreement. Each notice given in accordance with this paragraph shall be deemed to have been given, if personally delivered, on the date personally delivered, or, if mailed, on the third day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid.

         16. Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         17. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         18. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

         19. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and his, her or its respective successors, heirs, assigns, and legal representatives, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party.

         20. Remedies. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

                                                     "EMPLOYER"

                                                     JVWEB, INC.


                                                     By /s/ Greg J. Micek
                                                     Greg J. Micek, President

                                                     Address:
                                                     5444 Westheimer, Suite 2080
                                                     Houston, Texas 77056

                                                     "EMPLOYEE"

                                                     /s/Greg J. Micek
                                                     Greg J. Micek, individually

                                                     Address:
                                                     5444 Westheimer, Suite 2080
                                                     Houston, Texas 77056